Exhibit 5.1



                                November 5, 2004



         Re:      Registration Statement on Form S-8

Gentlemen:

         I have acted as legal counsel in the preparation of the Form S-8 Registration Statement ("Registration Statement") which has been filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares (the "Shares") of Common Stock, $.001 par value, of Imergent, Inc., a Delaware corporation (the "Company") as detailed in the prospectus herein. This opinion is delivered as to all of the Shares, which will be issuable upon exercise of outstanding options to purchase common stock (the "Options").

         As such legal counsel, I have made such legal and factual inquiries, as I deemed necessary under the circumstances for the purposes of rendering this opinion. In reliance thereon, I am of the opinion that:

         1. The Shares, when issued pursuant to the terms of the Options shall be legally and validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                /s/ Jeffrey G. Korn
                                                --------------------------------
                                                Jeffrey G. Korn
                                                General Counsel, Imergent, Inc.